Exhibit 99.1


             Kopin Corporation Reports Limited Financial
                Results for the Second Quarter of 2007

       Strong Revenue Growth Expected in the Second Half of 2007


    TAUNTON, Mass.--(BUSINESS WIRE)--Aug. 7, 2007--Kopin Corporation (NASDAQ: KOPN) today announced limited financial results for the second quarter ended June 30, 2007. The financial results reported today do not take into account a planned restatement of certain financial statements, as described in the Company's press release and Form 8-K filed with the Securities and Exchange Commission on May 9, 2007, related to Kopin's historical stock option granting practices. Therefore, these results should be considered preliminary until Kopin files its Quarterly Report on Form 10-Q for the three months ended June 30, 2007.

    Second-Quarter 2007 Financial Summary

    -- Total revenue of $21.8 million compared with $18.9 million for the second quarter of 2006 and $18.1 million for the first quarter of 2007.

    -- CyberDisplay revenue of $10.7 million compared with $6.8 million for the second quarter of 2006 and $9.0 million for the first quarter of 2007.

    -- III-V revenue of $11.1 million compared with $12.1 million for the second quarter of 2006 and $9.1 million for the first quarter of 2007.

    -- Cash, cash equivalents and marketable securities of $99.6 million as of June 30, 2007 compared with $105.4 million at December 30, 2006. At June 30, 2007 the Company had no long-term debt.

    Comments on the Second Quarter

    "Strong demand from digital still camera customers drove a 56 percent year-over-year increase in CyberDisplay revenue," said Dr. John C.C. Fan, Kopin's president and chief executive officer. "World-leading camera OEMs including Olympus, Fujifilm and Kodak have recently chosen our CyberEVF 230K-NF as the electronic viewfinder solution for new models, reinforcing our position as the leading EVF supplier to the mid-range digital still camera market."

    "Revenue from display sales to the military segment slowed in the second quarter as one of our partners in the Thermal Weapons Sight II (TWS-II) program implemented some product modifications," said Dr. Fan. "The modifications have been completed and we are in the process of resuming shipments. Our strategy for penetrating the thermal weapon sight and night vision goggle markets remains on track and we are well-positioned in the military deployment programs. We expect increasing shipments of displays to our military customers in the second half of 2007 and we expect 2008 to be a strong year for our military segment."

    "Our HBT product sales increased 20 percent sequentially," said Dr. Fan. "We expect stronger HBT revenues in the second half of this year."

    Six-Month Revenue Performance

    For the six months ended June 30, 2007, total revenue was $39.9 million, compared with $37.6 million for the comparable period of 2006. CyberDisplay revenue for the first half of 2007 was $19.7 million, versus $12.7 million through the first six months of 2006. III-V revenue was $20.2 million, compared with $24.9 million for the same period in 2006.

    "From an expense standpoint our operating margins have been affected in the first half of the year by a sales mix, which had lower HBT revenues as a percent of total sales, an increase in sales of displays to the digital still camera segment, significant investments in our capacity and infrastructure, inefficiencies from increased personnel levels, and higher than normal professional expenses resulting from our stock option review," said Dr. Fan.

    Investment in Capacity Expansion and Performance Enhancements

    "We are on track with the installation and qualification of three of the world's most advanced and largest HBT production systems in our Taunton facility," said Dr. Fan. "By the end of this year, our capacity should be approximately 50 percent higher than our 2005 capacity levels. In addition, these advanced systems should enhance our operational efficiencies and improve the uniformity and process control of our 6-inch wafer products."

    "In our display operations, our new 8-inch production line also should be operational by the end of the year," said Dr. Fan. "Nearly all of the required equipment has been delivered and installed. This new line, in parallel with our existing 6-inch line, should provide us with up to twice our current capacity. These new advanced systems should also further enhance the performance of our displays and operational efficiencies."

    Business Outlook

    "In summary, we are very excited about the progress of our major investment initiatives, which commenced in 2006," Dr. Fan said. "The expansion in production capacity is expected to provide us with the opportunity to further extend our HBT and display market leadership and continue our growth in 2008."

    "Based on the current business environment and the outlook for our CyberDisplay and III-V businesses, we are increasing our expected 2007 revenues from a previously announced range of $80 to $90 million to a revised range of $90 to $95 million," said Dr. Fan. "This increase is being partially driven by strong demand from our digital still camera customers and the expected recovery of our military customer demand. We anticipate continued growth in III-V, driven by demand for advanced wireless handsets and WiFi systems equipped with our transistors. In addition, we see an accelerated pace of activity in mobile video eyewear."

    Last week, Kopin announced that it was notified by the Nasdaq
Listing and Hearing Review Council that the Company has until Tuesday, September 25, 2007 to file its overdue periodic reports and any necessary restatements with the U.S. Securities and Exchange
Commission and Nasdaq in order to remain listed on the Nasdaq Global
Market.

    Second-Quarter Conference Call

    Kopin will host a conference call at 5:00 p.m. ET today, August 7, 2007, to discuss its preliminary second-quarter financial results. To participate in the call, please dial (800) 474-8920 or (719) 457-2727 five minutes prior to the call. The call will be available live and in an archived format on the investor relations section of the Company's website, www.kopin.com.

    About Kopin

    Kopin Corporation produces lightweight, power-efficient, ultra-small liquid crystal displays and heterojunction bipolar transistors (HBTs) that are revolutionizing the way people around the world see, hear and communicate. Kopin has shipped more than 20 million displays for a range of consumer and military applications including digital cameras, personal video eyewear, camcorders, thermal weapon sights and night vision systems. The Company's unique HBTs, which help to enhance battery life, talk time and signal clarity, have been integrated into billions of wireless handsets as well as into WiFi, VoIP and high-speed Internet data transmission systems. Kopin's proprietary display and HBT technologies are protected by more than 200 global patents and patents pending. For more information, please visit Kopin's website at www.kopin.com.

    CyberDisplay and The NanoSemiconductor Company are trademarks of Kopin Corporation.

               Kopin - The NanoSemiconductor Company(TM)

    Safe Harbor Statement

    Statements in this news release may be considered "forward-looking" statements under the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. When used in this release, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "sees," and variations of such words or similar expressions are intended to identify forward-looking statements. These include statements relating to our strategy for penetrating the thermal weapon sight and night vision goggle markets remains on track and that we are well positioned in the military deployment programs; we expect increasing shipments of displays to our military customers in the second half of 2007 and 2008 should be a strong year for our military segment; we expect stronger HBT revenues in the second half of this year; our expectation that by the end of this year our HBT capacity should be approximately 50 percent higher than our 2005 capacity levels; our new HBT advanced systems should enhance our operational efficiencies and improve the uniformity and process control of our 6-inch wafer products; our expectation that our new 8-inch production line should be operational by the end of the year; our new 8-inch display line, in parallel with our existing 6-inch line, should provide us up to twice the capacity; that the new 8-inch line should further enhance the performance of our displays and operational efficiencies; the expansion in our production capacity will provide us with the opportunity to further extend our HBT and display market leadership and continue our growth in 2008; our expectation that our 2007 revenue will be in the range of $90 to $95 million; our expectation that our revised revenue range is being partially driven by strong demand from our digital still camera customers and the expected recovery of our military customer demand; and we anticipate continued strength in III-V, driven by demand for advanced wireless handsets and WiFi systems equipped with our transistors. These statements involve a number of risks and uncertainties that could materially affect future results. These risk factors include, but are not limited to: technical, manufacturing, marketing or other issues that may prevent either the adoption or rapid acceptance of products; the modifications made by our customers to their products may not be accepted by the U.S. government; competitive products and pricing; the risk that new product initiatives and other research and development efforts may not be successful; the loss of significant customers; the potential that costs to produce the Company's microdisplay and HBT products will increase significantly, or that yields will decline; the potential that the Company's revenue guidance and product forecasts will turn out to be wrong; the potential that military programs involving Kopin's products will be delayed or cancelled; the potential that the Company's military and commercial customers might be unable to ramp production volumes of their products; market acceptance of video eyewear, digital still cameras, toys, military systems, cellular phones or other products in which Kopin's products are integrated; that the accelerated pace of activity in mobile video eyewear will continue; manufacturing delays, technical issues, economic conditions or external factors that may prevent the Company from achieving its financial guidance; the potential consequences surrounding any findings relating to the Special Investigative Committee's review of Kopin's historical stock option grants; the impact of the Company's restatement of its historical financial statements; the potential that Kopin may be delisted from The Nasdaq Stock Market; uncertainty of results of pending civil litigation related to Kopin's stock option grant practices; the potential for further delays related to the Company's regulatory filings and other risk factors and cautionary statements listed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. Additional information concerning these and other risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission, including without limitation, the Company's Form 10-Q for the six-month period ended July 1, 2006 and its Annual Report on Form 10-K for the year ended December 31, 2005 under the heading "Risk Factors." Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.


    CONTACT: Kopin Corporation
             Richard Sneider, 508-824-6696
             Chief Financial Officer
             rsneider@kopin.com
             or
             For Kopin Corporation
             Sharon Merrill Associates, Inc.
             Leah C. Gibson, 617-542-5300
             Senior Associate
             lgibson@investorrelations.com